INTEGRATED SURGICAL SYSTEMS, INC.
1850 Research Park Drive
Davis, California 95616-4884

Triton West Group, Inc.
c/o CFS Ltd.
Harbor Center, 4th Floor
P O Box 613 GT
Georgetown, Grand Cayman

Attention: Ian Goodall

Private Equity Line of Credit Agreement
      dated as of September 15, 2000

Ladies and Gentlemen:

This letter sets forth our agreement to amend the terms of the Private Equity Line of Credit Agreement (the "Purchase Agreement") and Escrow Agreement, each dated as of September 15, 2000, between us as follows(capitalized terms used in this letter without definition shall have the meanings assigned to them in those agreements):

  Section 1.22 of the Purchase Agreement ("Purchase Price") is hereby amended to change the percentage of the Market Price used to calculate the purchase price of the Put Shares from eighty-eight percent (88%) to eighty-five (85%) percent.
  Section 2.1(b) of the Escrow Agreement is hereby amended to provide for the payment to you of an advisory fee of $7,000 at each Closing, which shall be the only cash advisory fees which we are obligated to pay you in connection with the equity line of credit and to delete and eliminate the advisory fees in clause (i) and (ii).

If the foregoing accurately reflects the agreement between us, please sign a copy of this letter in the space for your signature below, and return the same to me, whereupon this letter shall constitute an amendment to the Purchase Agreement and the Escrow Agreement.

Very truly yours,

Louis Kirchner
Chief Financial Officer

Accepted and agreed to this
____ day of October, 2000.

Triton West Group, Inc.

By:_____________________
    Name:
    Title:

Epstein Becker & Green, P.C. hereby consent to the
    foregoing amendment to the
    Escrow Agreement as of this
    ____ day of October 2000.

By:__________________________________
    Name:
    Title: